Exhibit 1.1

INTRUSION INC.

(a Delaware corporation)

Common Stock

UNDERWRITING AGREEMENT

[______], 2020

B. Riley Securities, Inc.

As Representative of the Several Underwriters

set forth on Schedule C hereto

11100 Santa Monica Boulevard

Suite 800

Los Angeles, CA 90025

Ladies and Gentlemen:

Intrusion Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule C hereto (the “Underwriters”), an aggregate of [______] shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), of which (a) [_________] shares are to be issued and sold by the Company, and (b) 1,100,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder’s name in Schedule A hereto (collectively, the “Selling Stockholders”), pursuant to this Underwriting Agreement (this “Agreement”). The aggregate of [______] shares to be purchased from the Company and the Selling Stockholders are called the “Firm Shares.” In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [_____] shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are collectively referred to in this Agreement as the “Shares.” B. Riley Securities, Inc. is acting as the representative of the Underwriters and in such capacity is hereinafter referred to as the “Representative.”

SECTION 1.    Sale and Purchase.

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell an aggregate of [______] Firm Shares to the Underwriters and (ii) the Selling Stockholders, severally and not jointly, agree to sell an aggregate of 1,100,000 Firm Shares to the Underwriters, each Selling Stockholder selling the number of Firm Shares set forth opposite the name of such Selling Stockholders on Schedule A hereto and (iii) each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders on the pricing terms set forth in Schedule A hereto.

The Company and the Selling Stockholders have been advised by the Underwriters that they propose to make a public offering of the Shares as soon after this Agreement has become effective as in their judgment is advisable.

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In addition, the Company hereby grants to the Underwriters the option to purchase, and upon the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase from the Company, all or a portion of the Option Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth opposite the names of such Underwriters on Schedule C hereto.  This option may be exercised by the Underwriters any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice from the Representative to the Company, which notice may be electronic (“Option Shares Notice”).  The Option Shares Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date may be the same date and time as the Closing Date (as defined below), but shall not be earlier than the Closing Date nor earlier than the second (2nd) business day after the date on which the option for Option Shares shall have been exercised no later than the tenth (10th) business day after the date of the Option Shares Notice. As of the Option Closing Date, the Company will issue and sell to the Underwriters, and the Underwriters will purchase, the number of Option Shares set forth in the Option Shares Notice.

SECTION 2.    Payment and Delivery.

Payment of the purchase price for the Shares shall be made to the Selling Stockholders by same day Federal Funds wire transfer against delivery of the Shares to the Underwriters through the facilities of The Depository Trust Company for the account of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York time, on [________], 2020 (the “Closing Date”), which date shall be the second business day after the date of this Agreement (unless another time or date shall be agreed to by the Representative and the Selling Stockholders).  Electronic transfer of the Shares shall be made to or as instructed by the Representative at the Closing Date in such names and in such denominations as the Representative shall specify, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.

If the option for Option Shares is exercised, payment of the purchase price for the Option Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares.  Electronic transfer of the Option Shares shall be made to or as instructed by the Representative at the Option Closing Date in such names and in such denominations as the Representative shall specify.

Deliveries of the documents described in Section 7 with respect to the purchase of the Shares shall be made at the offices of The NBD Group, Inc., counsel for the Underwriters, at 10:00 A.M., New York time, on the Closing Date or Option Closing Date, as applicable.

SECTION 3.    Representations and Warranties.

(a)               Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), the Closing Date and any Option Closing Date, and agrees with the Underwriters, as follows:

(i)                 Registration Statement and Prospectuses. The Company has prepared and filed with the Securities and Exchange Commission (“Commission”) a registration statement on Form S-1 (File No. 333-248398) under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulation (the “1933 Act Regulations”) of the Commission thereunder, which registration statement was declared effective by the Commission and the Shares have been and remain eligible for registration by the Company on such registration statement. Such registration statement, including all amendments and exhibits thereto, the documents incorporated by reference therein and the documents and information otherwise deemed to be part thereof or included therein pursuant to Rule 430B of the 1933 Act Regulations is referred to as the “Registration Statement.”

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Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus (as defined below) has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened. The Company has complied to the Commission’s satisfaction with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, excluding exhibits thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was virtually identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (collectively, the “1934 Act Regulations”).

(ii)              Accurate Disclosure; Certain Defined Terms. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Date or any Option Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Selling Stockholder or the Underwriters through the Representative, specifically for use therein, including the Selling Stockholder Information and the Underwriter Information.

As used in this Agreement:

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“Applicable Time” means [_____], New York City time, on the date of this Agreement.

“General Disclosure Package” means any Issuer Free Writing Prospectuses issued at or prior to the Applicable Time and the preliminary prospectus dated [_______] (including any documents incorporated therein by reference) and the information included on Schedule A hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Preliminary Prospectus” means any preliminary form of the Prospectus.

“Prospectus” means the base prospectus included in the initial Registration Statement at the time of effectiveness thereof, as supplemented by the final prospectus supplement relating to the offer and sale of the Shares, in the form filed pursuant to Rule 424(b) under the 1933 Act Regulations.

“Selling Stockholder Information” means the information under the heading “Selling Stockholders” in the Final Prospectus.

“Underwriter Information” means the information under the heading “Underwriting” in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the time of the execution and delivery of this Agreement (the “Execution Time”); and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the 1934 Act, and the 1934 Regulations, incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, at or after the Execution Time.

(iii)          Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times to the Applicable Time, all other conditions to use thereof as set forth in Rules 164 and 433 under the 1933 Act.

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(iv)          Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the 1933 Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the 1933 Regulations (without taking into account of any determination by the Commission pursuant to Rule 405 of the 1933 Regulations that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the 1933 Act.

(v)           No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the General Disclosure Package or the Prospectus or other materials permitted by the 1933 Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus except in accordance with this Agreement.

(vi)          Independent Accountants. Whitley Penn LLP, who have expressed their opinion with respect to the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent registered public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board, any non-audit services provided by Whitley Penn LLP to the Company or any of its subsidiaries have been approved by the Audit Committee of the Board of Directors of the Company.

(vii)         Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. All non-GAAP financial information included in the Registration Statement, the General Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the 1933 Act; and, except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the 1933 Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)        No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is included or incorporated by reference, in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management, properties, operations or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except as disclosed in the General Disclosure Package or the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock.

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(ix)           Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(x)            Good Standing of Subsidiaries. Each subsidiary of the Company identified on listed on Exhibit 21 to the Company’s Annual Report on Form 10-K (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Company’s Annual Report on Form 10-K incorporated by reference into the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi)           Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise or conversion of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii)          Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)         Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Selling Stockholders have been duly authorized, and are validly issued and fully paid and non-assessable; and the sale of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xiv)         Registration Rights. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act.

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(xv)          Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xvi)         No Resulting Defaults and Conflicts. The execution, delivery and performance by the Company of this Agreement, the sale of the Shares, the compliance by the Company with the terms hereof and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational document) of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement, the sale of the Shares and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby, except as have been made or obtained and except as may be required by and made with or obtained from state securities laws or regulations.

(xvii)       Absence of Labor Dispute. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(xviii)      Absence of Proceedings. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would, individually or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the ability of the Company or its subsidiaries to perform their respective obligations under this Agreement.

(xix)         Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or to be filed as exhibits thereto that have not been so described and filed as required.

(xx)          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the Company’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the OTCQB Marketplace (“OTCQB”), the rules of The Nasdaq Capital Market (“NASDAQ”), state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

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(xxi)         Possession of Licenses and Permits. The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxii)        Title to Property. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) owned by them, in each case, free and clear of all liens, security interests, claims or encumbrances or defects of any kind except such as (A) are described in the General Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, have a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xxiii)       Intellectual Property. The Company and each of its subsidiaries owns, possesses, has a valid license to use, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, license or acquire such rights would not result in a Material Adverse Effect.  “Intellectual Property” means all patents, patent applications, provisional patents, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.  Except as described in the Registration Statement, in the General Disclosure Package and in the Prospectus or as would not individually or in the aggregate be expected to result in a Material Adverse Effect, (1) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (2) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (3) the Intellectual Property owned by the Company and its subsidiaries, and, to the Company’s knowledge, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (4) there is no pending or, to the Company’s knowledge threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company or any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (5) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has, within the past three years, been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries.  The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property, except where failure to do so would not result in a Material Adverse Effect.

(xxiv)       Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus or would not individually or in the aggregate be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries (A) are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have and are in compliance with all permits, licenses, certificates or other authorizations or approvals required under applicable Environmental Laws to conduct their respective businesses, and (C) have not received, and have no knowledge of any event or condition that would reasonably be expected to result in, any notice of any actual or potential liability or claim under or relating to any Environmental Laws and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries.

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(xxv)        Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain internal control over financial reporting (as defined under Rule 13a-15 under the 1934 Act Regulations) and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi)       Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii)      Payment of Taxes. The Company and its subsidiaries have timely filed all United States federal income and other material tax returns that they were required by law to file (taking into account any valid extensions thereof), and all taxes required to be paid by the Company and each of its subsidiaries that are due and payable have been paid, except for such taxes as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company and its subsidiaries or except where the failure to pay such taxes would not have a Material Adverse Effect.

(xxviii)     Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties, and all such insurance is in full force and effect. Neither the Company nor any of its subsidiaries has (A) received written notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able (x) to renew its existing insurance coverage as and when such policies expire or (y) to obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxix)        Investment Company Act. The Company is not required, and upon the sale of the Shares as herein contemplated will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

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(xxx)         Absence of Manipulation. Neither the Company nor any subsidiary or controlled affiliate of the Company nor, to the Company’s knowledge, any other affiliate of the Company, has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxxi)       Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii)      Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiii)     No Conflict with Sanctions Laws.   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is the subject or target of Sanctions (including, but not limited to, Crimea, Cuba, Iran, North Korea and Syria) (each a “Sanctioned Country”), (iii) is a person or entity (“Person”) on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions-related list, or (iv) is owned or otherwise controlled by any Person on a Sanctions-related list. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitating, is the subject or target of Sanctions, or is located, organized or resident in a Sanctioned Country, or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxiv)     Brokerage Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

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(xxxv)      Exchange Rules. Except as described in the General Disclosure Package or the Prospectus, the Company is, and after giving effect to the sale of Shares will be, in compliance in all material respects with all applicable corporate governance requirements set forth by the OTCQB and NASDAQ. No approval of stockholders of the Company under the rules and regulations of either OTCQB or NASDAQ is required for the Selling Stockholders to deliver the Shares to the Underwriters.

(xxxvi)     Six Month Period Prior to Offering. Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee or consultant compensation plans or pursuant to outstanding options, restricted stock units, rights or warrants.

(xxxvii)    Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xxxviii)   Related Party Transactions.  No relationship, direct or, to the Company’s knowledge, indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Registration Statement.  Except as otherwise disclosed in the Registration Statement, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(xxxix)      Statistical and Market-Related Data. Any third-party statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate in all material respects and such data agree with the sources from which they are derived.

(b)               Representations and Warranties by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to the Underwriters as of the Applicable Time (as defined below) and the Closing Date, and agrees with the Underwriters, as follows:

(i)            Organization and Good Standing of the Selling Stockholders.  To the extent such Selling Stockholder is an entity, such Selling Stockholder has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own, lease and/or operate its properties and conduct its business, and has been duly registered or qualified as may be necessary for the transaction of business, and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a material adverse effect upon the ability of such Selling Stockholder to consummate the transactions contemplated in this Agreement.

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(ii)           Valid Title to Shares.  Such Selling Stockholder has, and on the Closing Date hereinafter mentioned will have valid and unencumbered title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be delivered by such Selling Stockholder on the Closing Date and has the legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be delivered by such Selling Stockholder under this Agreement on the Closing Date hereunder free and clear of all liens, encumbrances, equities or claims arising under this Agreement.

(iii)          Authority. Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement.

(iv)          Enforceability. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable as to such Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally, (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought and (iii) except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(v)           Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any third party (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares sold by the Selling Stockholder, except as expressly contemplated hereby and such as have been obtained and made under the Act and such as may be required under state securities laws.

(vi)          Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or which any of the property or assets of such Selling Stockholder is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect upon the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; nor will such action result in any violation of the provisions of the organizational documents of such Selling Stockholder; nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its respective properties, except where such violations would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect upon the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(vii)         Compliance with Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Shares and (D) on the Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence applies only to statements in or omissions from any such document that are made in reliance upon and in conformity with the written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only information furnished by such Selling Stockholder is the Selling Stockholder Information.

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(viii)        No Undisclosed Material Information.  The sale of the Shares by such Selling Stockholder pursuant to this Agreement is not prompted by any material information known to such Selling Stockholder concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.

(ix)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(x)            Absence of Manipulation.  Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(xi)           No Finder’s Fee.  There are no contracts, agreements, or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares (other than this Agreement).

(xii)          No Conflict with Sanctions Laws.  Neither such Selling Stockholder nor, to the knowledge of such Selling Stockholder, any director, officer, agent, employee or affiliate of such Selling Stockholder (i) is the subject or target of any Sanctions, (ii) is located, organized or resident in a Sanctioned Country, (iii) is a Person on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions-related list, or (iv) is owned or otherwise controlled by any Person on a Sanctions-related list. Such Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitating, is the subject or target of Sanctions, or is located, organized or resident in a Sanctioned Country, or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(c)               Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries or any officer of any Selling Stockholder that is delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such Selling Stockholder, as applicable, to the Underwriters as to the matters covered thereby.

SECTION 4.    Covenants of the Company. The Company covenants with the Underwriters as follows:

(a)               Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430B, and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

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(b)               Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Underwriters notice of any filings made by it pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and, subject to the requirements of applicable laws and regulations, will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c)               Delivery of Registration Statements. To the extent not available through EDGAR, the Company will furnish or deliver to the Underwriters and counsel for the Underwriters, without charge, upon request, (i) copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and (ii) copies of all consents and certificates of experts.

(d)               Delivery of Prospectuses. The Company has delivered to the Underwriters as many copies of each preliminary prospectus as the Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriters during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)               Blue Sky Qualifications. To take promptly from time to time such actions as the Representative may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) to file a general consent to service of process in any jurisdiction or (iii) subject themselves to taxation in any such jurisdiction if they are not otherwise so subject.  The parties acknowledge and agree that to the extent that the Shares qualify as Covered Securities (as defined under Section 18 of the 1933 Act), no such actions shall be required with respect to the qualification of the Shares in any state.

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(f)                Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)               Listing. The Shares have been approved for listing on the NASDAQ under the symbol “INTZ”, and the Company is in compliance with the designation and maintenance criteria applicable to NASDAQ issuers.

(h)               FINRA Filing. The Company will use its best efforts to assist the Underwriters, if requested by the Underwriters, with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters.

(i)                 Reporting Requirements. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(j)                 Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative and subject to the requirements of the 1934 Act and the 1934 Act Regulations, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto, if any, and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading (other than with respect to any Underwriter Information), the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k)               Communications Prior to Closing. Prior to the Applicable Time and the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law or applicable stock exchange rules.

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The Company agrees

SECTION 5.    Covenants of the Selling Stockholders. The Selling Stockholders, severally and not jointly, covenant with the Underwriters as follows:

(a)               Lock-Up Agreements. Each Selling Stockholder will execute and deliver a Lock-Up Agreement prior to the effectiveness of the Registration Statement.

(b)               Transfer Taxes.  The Selling Stockholders will pay any transfer taxes, if applicable, on the sale by the Selling Stockholders of the Shares to the

Underwriters.

(c)               IRS Forms.  The Selling Stockholders shall deliver to the Underwriters, prior to or at the Closing Date, a properly completed and signed IRS Form W-8 or IRS Form W-9, as appropriate, together with all required attachments to such form.

SECTION 6.    Payment of Expenses.

(a)               All out-of-pocket expenses of the Company incident to the performance of its obligations under this Agreement shall be borne by the Company, including, without limiting the generality of the foregoing, the following: (i) the accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters; (iv) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus, this Agreement, any Blue Sky survey, in each case, any supplements or amendments thereto; (v) the filing fees of the Commission, if any; (vi) the filing fees and expenses incident to securing any required review by FINRA of the terms of the sale of the Shares; (vii) the cost of printing certificates, if any, representing the Shares; (viii) the costs and charges of any transfer agent, registrar or depositary; (ix) the fees and expenses associated with listing the Shares on NASDAQ; (x) any roadshow expenses of the Company and its representatives (including the Underwriters), including, without limiting the generality of the foregoing, the costs and expenses of the Company relating to the production of roadshow slides and graphics, communication and electronic marketing expenses, the fees and expenses of any consultants engaged by the Company in connection with the roadshow presentations, travel and lodging expenses (including airfare and ground transportation) of the representatives and officers of the Company, and any consultants, and, with the prior written consent of the Company, the cost of aircraft and other transportation chartered in connection with the roadshow; and (xi) the reasonable and documented fees and disbursements of counsel for the Underwriters, including reasonable and documented fees and disbursements in connection with qualification under FINRA regulations and state securities or Blue Sky laws. Other than the division of out-of-pocket expenses set forth above with the Selling Stockholders, the Company shall not be required to pay any other costs, expenses or fees related to the transactions contemplated by this Agreement. The Selling Stockholders shall be responsible for their pro rata portion of these out-of-pocket expenses except for those described in (ii) above, determined by dividing the number of shares sold in the offering by the Selling Stockholders by the number of total shares sold by the Selling Stockholders and the Company in the offering. In addition to the division of out-of-pocket expenses with the Company, the Selling Stockholders shall be responsible for all fees and expenses of the Selling Stockholders including, without limiting the generality of the foregoing: (i) the fees and disbursements of counsel to the Selling Stockholders; (ii) any transfer taxes; and (iii) the underwriting discounts and commissions, incentive or advisory fees payable to the Underwriters in connection with the transactions contemplated hereby.

(b)               Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 7, Section 11(a)(i) or (iii) or Section 12 hereof, the Company and the Selling Stockholders shall share equally in reimbursing the Underwriters for all of their reasonable, documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

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SECTION 7.    Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and as of the Closing Date or any Option Closing Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the accuracy of the statements made in certificates of any officer of the Company or any of its subsidiaries or any officer of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective covenants and obligations hereunder, and to the following further conditions:

(a)               Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Date or any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened; and the Company has complied, to the Commission’s satisfaction, with each request (if any) from the Commission for additional information.

(b)               Contents of Registration Statement. The Representative shall not have discovered and disclosed to the Company on or prior to the Applicable Time, Closing Date or any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the states, in light of the circumstances in which they were made, not misleading.

(c)               No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Shares; (ii)  any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the OTCQB, New York Stock Exchange or the NASDAQ, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

(d)               Opinion of Counsel and Negative Assurance Letter for Company. At the Closing Date and in connection with any Option Closing Date, the Representative shall have received the opinion and negative assurance letter, dated the Closing Date or Option Closing Date, as applicable, of Faust Law Group, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

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(e)               Opinion of Counsel for Selling Stockholders.  At the Closing Date, the Representative shall have received the opinion, dated the Closing Date of Michael B. Glazer, Attorney at Law, P.C., special counsel for the Selling Stockholders, in form and substance reasonably satisfactory to counsel for the Underwriters.

(f)                Opinion of Counsel and Negative Assurance Letter for Underwriters.  At the Closing Date, the Representative shall have received the opinion and negative assurance letter, dated the Closing Date, of The NBD Group, Inc., special counsel for the Underwriters.

(g)               Officers’ Certificates. At the Closing Date and in connection with any Option Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate, (A) of an executive officer of the Company and a principal financial or accounting officer of the Company, in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date or any Option Closing Date; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or any such Option Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate and (B) of each of the Selling Stockholders confirming that the representations and warranties of such Selling Stockholder in this Agreement are true and correct as of the Closing Date or Option Closing Date and that such Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or Option Closing Date.

(h)               CFO Certificate. On the date of this Agreement, the Closing Date and any Option Closing Date, the Representative shall have received a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its Chief Financial Officer with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(i)                 Auditor Comfort Letter. At the Execution Time, the Representative shall have received from Whitley Penn LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)                 Bring-down Comfort Letter. At the Closing Date and any Option Closing Date, the Representative shall have received from Whitley Penn LLP a letter, dated as of the Closing Date or Option Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or Option Closing Date.

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(k)               Lock-Up Agreements. At or prior to the Execution Time, the Representative shall have received the written Lock-Up Agreements substantially in the form attached as Exhibit A from each of the Company’s officers, directors and Selling Stockholders listed in Schedule D.

(l)                 Additional Documents. At the Closing Date and any Option Closing Date, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require from the Company and the Selling Stockholders for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(m)             Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Date or any Option Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 7, 8, 9, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 8.    Indemnification.

(a)               Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “Indemnified Party”) as follows:

(i)            against any and all direct loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii)           against any and all direct loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company;

(iii)           against any and all reasonable, documented out-of-pocket expenses, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representative), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

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(b)               Indemnification of Underwriters by the Selling Stockholders. The Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless each Indemnified Party as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company;

(iii)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that each Selling Stockholder shall be liable in any such case only to the extent that such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with its Selling Stockholder Information; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)               Indemnification of Company and Selling Stockholders. The Underwriters agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholders, their respective directors and each person, if any, who controls such Selling Stockholders, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

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(d)               Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, if any, to assume the defense thereof, with counsel selected in accordance with the next sentence, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable, documented out-of-pocket costs of investigation; provided, however, the indemnifying party shall not, under any of the circumstances described in clauses (i), (ii), (iii) and (iv) below, have the right to assume or direct the defense thereof and shall be liable to such indemnified party under this Section 8 for any reasonable, documented out-of-pocket legal expenses of other counsel or any other reasonable, documented out-of-pocket expenses in connection with the defense thereof if, in the reasonable judgment of the indemnified party (i) the use of the counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) representation of the indemnified party by such counsel would be inappropriate due to differing interests between the indemnifying party and any indemnified party, (iii) there are likely to be defenses available to the indemnified party that are different from, or in addition to, the defenses available to the indemnifying party, or (iv) the indemnifying party fails to use reasonable diligence in defending against such action. In the case of parties indemnified pursuant to Section 8(a) or 8(b) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 8(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonable withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)               Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) or Section 8(b)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement or shall not have disputed in good faith the indemnified party’s entitlement to such reimbursement.

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SECTION 9.    Contribution. To the extent the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or Selling Stockholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company or Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Selling Stockholder shall be obligated or required to contribute any amount in excess of the amount by which the aggregate proceeds (after deducting any underwriting discounts and commissions received by the Underwriters) from the Shares sold by such Selling Stockholder exceed the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter; each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company; and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Selling Stockholder.

SECTION 10.                        Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or their Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Shares.

SECTION 11.                        Termination of Agreement.

(a)               Termination. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Date (or, in the case of an Option Closing Date that is subsequent to the Closing Date for the Firm Shares), (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof involving the United States or other material calamity or crisis or any material adverse change or development involving a prospective material adverse change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable good faith judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, OTCQB or NASDAQ where trading has not been suspended or materially limited as described in the immediately following clause, or (iv) if trading generally on the OTCQB, New York Stock Exchange or on the NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)               Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 8, 9, 10, 16, 17 and 18 shall survive such termination and remain in full force and effect.

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SECTION 12.                        Default by the Company or Selling Stockholders. If the Company or Selling Stockholders shall fail at the Closing Date (or, in the case of an Option Closing Date that is subsequent to the Closing Date for the Firm Shares) to sell the number of Shares that they are obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 6, 8, 9, 10, 16, 17 and 18 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Selling Stockholders from liability, if any, in respect of such default.

SECTION 13.                        Default by the Underwriters. If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule C bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Option Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 14.                        Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representative shall be directed to B. Riley Securities, Inc. at 11100 Santa Monica Blvd., Suite 800, Attention: Michael Guzman and Salomon Kamalodine, and a copy to The NBD Group, Inc., 350 N. Glendale Avenue, Suite B-522, Glendale, CA 91206, attention of Sara L. Terheggen; notices to the Company shall be directed to it at Intrusion Inc., 1101 East Arapaho Road, Suite 200, Richardson, Texas 75081, attention of Jack B. Blount, with a copy to Faust Law Group, 2309 S. Joplin Avenue, Joplin, Missouri 64801, attention of Quentin Faust; notices to the Selling Stockholders shall be directed to them at c/o [______], [_______], attention [______], with a copy to Michael B. Glazer, Attorney at Law, P.C., 9241 LBJ Freeway, Suite 119, Dallas, Texas 75243, attention of Michael Glazer.

SECTION 15.                        No Advisory or Fiduciary Relationship. The Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares or the process leading thereto (irrespective of whether the Underwriters has advised or is currently advising the Company or any of its subsidiaries on other matters) and the Underwriters have no obligation to the Company with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) each Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

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SECTION 16.                        Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.                        Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Selling Stockholders and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18.                        GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 19.                        TIME. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.                        Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 21.                        Research Analyst Independence. The Company acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the sale of Shares that differ from the views of their investment banking division.  The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 21 shall relieve any Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulation.

SECTION 22.                        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 23.                        Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

COMPANY:

INTRUSION INC.

By: ____________________________
Name:
Title:

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SELLING STOCKHOLDERS:

MARK A PAXTON

By: _______________________________
Name: Mark A. Paxton

MICHAEL L. & KATHRYN A. PAXTON

By: _______________________________
Name: Michael L. Paxton

By: _______________________________
Name: Kathryn A. Paxton

MARK C. & JULIE A. PUCKETT

By: _______________________________
Name: Mark C. Puckett

By: _______________________________
Name: Julie A. Puckett

THE DANIEL W. PAXTON TRUST UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1996

By: _______________________________
Name: Mark A. Paxton
Title: Trustee

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THE ZACHARY A. PAXTON TRUST UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1996

By: _______________________________
Name: Mark. A Paxton
Title: Trustee

THE ELLEN P. PAXTON TRUST UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1996

By: _______________________________
Name: Mark A. Paxton
Title: Trustee

THE KYLE A. PAXTON TRUST UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1996

By: _______________________________
Name: Michael L. Paxton
Title: Trustee

By: _______________________________
Name: Kathryn A. Paxton
Title: Trustee

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THE KRISTIN M. PAXTON TRUST UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1996

By: _______________________________
Name: Michael L. Paxton
Title: Trustee

THE JENNIFER A. PUCKETT TRUST UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1996

By: _______________________________
Name: Mark C. Puckett
Title: Trustee

By: _______________________________
Name: Julie A. Puckett
Title: Trustee

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THE STEPHANIE L. PUCKETT TRUST UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1996

By: _______________________________
Name: Mark C. Puckett
Title: Trustee

By: _______________________________
Name: Julie A. Puckett
Title: Trustee

THE NATALIE C. PUCKETT TRUST UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1996

By: _______________________________
Name: Mark C. Puckett
Title: Trustee

By: _______________________________
Name: Julie A. Puckett
Title: Trustee

THE MALLORIE M. PUCKETT TRUST UNDER TRUST AGREEMENT DATED NOVEMBER 26, 1996

By: _______________________________
Name: Mark C. Puckett
Title: Trustee

By: _______________________________
Name: Julie A. Puckett
Title: Trustee

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PATSY A. PAXTON

By: _______________________________
Name: Patsy A. Paxton

T. JOE HEAD

By: _______________________________
Name: T. Joe Head

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CONFIRMED AND ACCEPTED,

as of the date first above written:

B. RILEY SECURITIES, INC.

By: ____________________________

Name:

Title:

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SCHEDULE A

Number of Shares to be Sold by the Company: [________]

Total Number of Shares to be Sold by the Selling Stockholders: 1,100,000

Selling Stockholder	Number of Shares to be Sold
1. Mark Paxton	99,469
2. Michael L. & Kathryn Paxton	244,432
3. Mark C. & Julie A. Puckett	105,448
4. The Daniel W. Paxton Trust under Trust Agreement dated November 26, 1996	40,000
5. The Zachary A. Paxton Trust under Trust Agreement dated November 26, 1996	40,000
6. The Ellen P. Paxton Trust under Trust Agreement dated November 26, 1996	40,000
7. The Kyle A. Paxton Trust under Trust Agreement dated November 26, 1996	40,000
8. The Kristin M. Paxton Trust under Trust Agreement dated November 26, 1996	40,000
9. The Jennifer A. Puckett Trust under Trust Agreement dated November 26, 1996	40,000
10. The Stephanie L. Puckett Trust under Trust Agreement dated November 26, 1996	40,000
11. The Natalie C. Puckett Trust under Trust Agreement dated November 26, 1996	40,000
12. The Mallorie M. Puckett Trust under Trust Agreement dated November 26, 1996	40,000
13. Patsy A. Paxton	190,651
14. T. Joe Head	100,000

Public Offering Price: $[_____] per Share

Underwriting Discount: $[_____] per Share

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SCHEDULE B

Free Writing Prospectuses

None.

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SCHEDULE C

Underwriter	Number of Shares
B. Riley Securities, Inc.	[________]

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SCHEDULE D

Persons Subject to Lock-Up

1.	Jack Blount
2.	Michael Paxton
3.	Anthony LeVecchio
4.	T. Joe Head
5.	Dale Booth
6.	James Gero
7.	Donald Johnston
8.	Mark Paxton
9.	Michael L. & Kathryn Paxton
10.	Mark C. & Julie A. Puckett
11.	Mark A. Paxton, Trustee of The Daniel W. Paxton Trust under Trust Agreement dated November 26, 1996
12.	Mark A. Paxton, Trustee of The Zachary A. Paxton Trust under Trust Agreement dated November 26, 1996
13.	Mark A. Paxton, Trustee of The Ellen P. Paxton Trust under Trust Agreement dated November 26, 1996
14.	Michael L. Paxton and Kathryn A. Paxton, Trustees of The Kyle A. Paxton Trust under Trust Agreement dated November 26, 1996
15.	Michael L. Paxton and Kathryn A. Paxton, Trustees of The Kristin M. Paxton Trust under Trust Agreement dated November 26, 1996
16.	Mark C. Puckett and Julie A. Puckett, Trustees of The Jennifer A. Puckett Trust under Trust Agreement dated November 26, 1996
17.	Mark C. Puckett and Julie A. Puckett, Trustees of The Stephanie L. Puckett Trust under Trust Agreement dated November 26, 1996
18.	Mark C. Puckett and Julie A. Puckett, Trustees of The Natalie C. Puckett Trust under Trust Agreement dated November 26, 1996
19.	Mark C. Puckett and Julie A. Puckett, Trustees of The Mallorie M. Puckett Trust under Trust Agreement dated November 26, 1996
20.	Patsy A. Paxton

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EXHIBIT A

Form of Lock-up Agreement

________, 2020

B. Riley Securities, Inc.

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

Re: Intrusion Inc. (the “Company”) - Restriction on Stock Sales

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, [__________], as Selling Stockholders and B. Riley Securities, Inc., as representative of the underwriters (the “Representative”) named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of shares of Common Stock, $0.01 par value per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-1, File No. 333-248398 (the “Registration Statement”), initially filed with the Securities and Exchange Commission on August 25, 2020, as amended (the “Offering”). Terms used herein, but not defined, shall have the meaning ascribed to them in the Underwriting Agreement.

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of Common Stock, options, warrants, performance units or other securities convertible into or exchangeable for Common Stock of the Company (the “Company Securities”), that the undersigned not sell Company Securities in the public market for a reasonable period following the Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not, without the prior written consent of the Representative, (1) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period commencing on the date hereof and ending 120 days after the date of the Underwriting Agreement, inclusive (the “Lock-Up Period”), (2) during the Lock-Up Period, exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s Disposition of any of the Lock-Up Shares held by the undersigned, (3) otherwise participate as a selling securityholder in any manner in any registration of Lock-Up Shares effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period, or (4) engage in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder, and such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

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Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, the Underwriters have agreed that the foregoing restrictions shall not apply to:

(1)	any Disposition or transfer of Lock-Up Shares to a family member, trust, or entity in which more than fifty percent of the voting interests are owned by the undersigned or the undersigned’s immediate family members (as defined in General Instruction A.1(a)(5) to Form S-8 under the Act);
(2)	any bona fide gift;
(3)	any Disposition or transfer of Lock-Up Shares by will, intestate succession or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;
(4)	any transfer of Lock-Up Shares solely to cover applicable withholding taxes due upon the vesting of stock-based awards under the Company’s equity compensation plans;
(5)	the conversion or exchange of convertible or exchangeable Company Securities outstanding as of the date of this letter agreement;
(6)	the forfeiture or surrender to the Company of Lock-Up Shares for failure to achieve vesting requirements associated with such Lock-Up Shares;
(7)	Dispositions or forfeiture of Lock-Up Shares of the undersigned or the retention of Lock-Up Shares by the Company (A) to satisfy tax withholding obligations in connection with the exercise of options to purchase Shares, the vesting of restricted stock units or performance shares or the settlement of deferred stock units of the Company or (B) in payment of the exercise or purchase price with respect to the exercise of options to purchase Shares, the vesting of restricted stock units or performance shares or the settlement of deferred stock units of the Company;
(8)	the Disposition or transfer of Lock-Up Shares pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act prior to the date of this letter agreement;
(9)	any Disposition or transfer of Lock-Up Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of the Company Securities involving a Change of Control (as defined below) (including any support or voting agreement entered into in connection therewith), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-up Shares of the undersigned shall remain subject to the restrictions contained in this letter agreement; or
(10)	distributions, transfers or dispositions of Lock-up Shares (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned (collectively, “Affiliates”), or (ii) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, current or former partners (general or limited), members, beneficiaries, or other equity holders, or to the estates of such stockholders, partners, members, beneficiaries or other equity holders;
(11)	the conversion of the outstanding preferred stock of the Company into shares of Common Stock prior to or in connection with the Offering; provided that any such shares of Common Stock received upon such conversion shall be subject to the terms of this letter agreement;

provided that in the case of any transfer, gift or other disposition pursuant to the immediately preceding clauses (1) or (2), except in the case of a bona fide gift to a charitable organization, the transferee, trust, donee or other recipient agrees to be bound in writing by the terms of this letter agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than required filings under Section 16(a) and Section 13(d) or 13(g) of the Exchange Act and any filings made after the expiration of the Lock-Up Period). For purposes of clause (9) above, “Change of Control” shall mean any bona fide third-party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which would be that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company.

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Furthermore, the undersigned may, during the Lock-Up Period, sell shares of Common Stock purchased by the undersigned on the open market following the closing of the Offering if and only if (i) such sales are not required to be reported in any public report or filing under the Exchange Act and (ii) the undersigned does not otherwise voluntarily effect any public report or filing regarding such sales.

It is understood that, if the Underwriting Agreement does not become effective on or before October 31, 2020, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the obligations under this letter agreement shall automatically terminate.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

By: _____________________________

Print Name: _______________________

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